Exhibit 99.1

Apollo Group, Inc.
News Release
APOLLO GROUP, INC. REPORTS FISCAL 2007
FIRST QUARTER UNAUDITED FINANCIAL RESULTS
     Phoenix, Arizona, February 7, 2007 — Apollo Group, Inc. (Nasdaq:APOL) (“Apollo Group”) today reported unaudited fiscal 2007 financial results for the first quarter ended November 30, 2006.
     Limitation of Financial Information Included Herein
     The financial information included in this press release for the current and prior periods presented are unaudited and subject to change. The financial information does not include any adjustments for non-cash equity based compensation charges required by the recently completed stock option investigation by the special committee of the Company’s Board of Directors and further excludes any potential adjustments related to finalizing our bad debt reserves, any accruals that may be necessary as a result of our current discussions with the Department of Education concerning Title IV lender refund reimbursements, finalizing our annual goodwill impairment review as of August 31, 2006, any other accounting policy changes or refinements that might be required as a result of the on-going due diligence being completed by the Company’s new Chief Financial Officer and Chief Accounting Officer, and finally any tax effects of the items mentioned above, including tax liability relating to any misapplied Internal Revenue Code Section 162(m) deductions for stock option grants. The impact of the above adjustments has not been quantified; however, these adjustments are expected to have a material adverse impact on the previously reported financial results. The Company is preparing a restatement of its financial statements and there can be no assurance that the potential matters discussed above would not also affect the unaudited financial statements and information contained herein.
     Results of Operations
     Net income attributed to Apollo Group common stock for the three months ended November 30, 2006, was $115.6 million, or $0.66 per diluted share on 174.5 million weighted average shares outstanding, compared to $130.8 million, or $0.73 per diluted share on 180.3 million weighted average shares outstanding for the same period last year.
     Total consolidated revenues for Apollo Group for the first quarter of fiscal year 2007 were $668.2 million, a 6.3% increase over the first quarter 2006, and total student growth was 8.6% versus a year ago. The University of Phoenix, Inc. (“UOP”) accounted for 91.2% of the $619.8 million in net tuition revenues from students enrolled in degree programs for the quarter ended November 30, 2006.
     Instructional costs and services increased by $35.3 million in the three months ended November 30, 2006, from the three months ended November 30, 2005 primarily resulting from increases in employee-related expenses due to the higher enrollment numbers and increases in bad debt expense.
     Selling and promotional expenses increased by $26.9 million in the three months ended November 30, 2006, from the three months ended November 30, 2005 primarily resulting from increases in the number of enrollment counselors and a significant increase in advertising expenditures.
     General and administrative expenses increased by $4.2 million in the three months ended November 30, 2006, from the three months ended November 30, 2005 primarily due to higher professional fees associated with our stock option investigation and increased employee compensation costs for information technology (IT) projects.
     Commenting on the quarter, Brian Mueller, President, said, “We are pleased with our first quarter as we’ve made meaningful progress in our operating results as compared to the fiscal fourth quarter of 2006. When I took over as President in January of 2006, we laid out a clear turnaround plan and we have been executing well against that plan. The first quarter was further validation that our strategy is working and we are making operational improvements. We have a strong and stable management team that has never worked better as a unit and a lot of hard-working students and staff who are very committed to our goals. Apollo Group and UOP have received many awards historically for innovative practices in higher education, and over the last year we began making the necessary strategic investments to build on this innovation. We’re confident that this will result in sustainable growth over the long term.”
     Enrollment
     Consistent with the data released in connection with the fourth quarter of 2006, the following table presents Degree Enrollment information for UOP and Axia College:

	November 30,		August 31,
	2006	2005 (1)	2006 (1)

Associates	83,000	49,000	74,000
Bachelors	140,000	149,000	141,000
Masters	64,000	68,000	63,000
Doctoral	5,000	3,000	4,000

	292,000	269,000	282,000

(1)	Adjusted to be consistent with calculations as of November 30, 2006.
     Degree Enrollments represent individual students enrolled in our degree programs that attended a course during the quarter and did not graduate as of the end of the quarter.
     Conference Call Information
     The company will hold a conference call to discuss these earnings results at 10:00 AM Eastern time, 8:00 AM Phoenix time, on Wednesday, February 7, 2007. The call may be accessed by dialing (877) 292-6888 (domestic) or (706) 634-1393 (international). The conference ID number is 8072490. A live webcast of this event may be accessed by visiting the company website at: www.apollogrp.edu. A replay of the call will be available on our website or at (706) 645-9291 (conf. ID # 8072490) until February 21, 2007.
     Forward-Looking Safe Harbor
     Statements in this press release regarding Apollo Group’s business outlook, future financial and operating results, and overall future prospects, as well as statements regarding Apollo Group’s pending restatement of historical financial statements, the anticipated amount of additional expenses and related matters, are forward-looking statements, and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors. For a discussion of the various factors that may cause actual results to differ materially from those projected, please refer to the risk factors and other disclosures contained in Apollo Group’s previously filed Form 10-K, Forms 10-Q, and other filings with the Securities and Exchange Commission.

     Apollo Group, Inc. has been providing higher education programs to working adults for more than 30 years. Apollo Group, Inc. operates through its subsidiaries: The University of Phoenix, Inc., Institute for Professional Development, The College for Financial Planning Institutes Corporation, and Western International University, Inc. The consolidated enrollment in its educational programs makes it the largest private institution of higher education in the United States. It offers educational programs and services at 100 campuses and 162 learning centers in 39 states, Puerto Rico, Washington DC, Alberta, British Columbia, Netherlands, and Mexico.
     For more information about Apollo Group, Inc. and its subsidiaries, call (800) 990-APOL or visit Apollo on the company website at: www.apollogrp.edu.
-Tables to Follow-

APOLLO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended
	November 30,
(In thousands, except per share amounts)	2006	2005

Revenues:
Tuition and other, net	$668,249	$628,884

Costs and expenses:
Instructional costs and services	296,966	261,618
Selling and promotional	155,037	128,119
General and administrative	32,541	28,347

	484,544	418,084

Income from operations	183,705	210,800
Interest income and other, net	6,466	4,502

Income before income taxes	190,171	215,302
Provision for income taxes	74,530	84,528

Net income	$115,641	$130,774

Earnings per share attributed to Apollo Group common stock:

Basic income per share	$0.67	$0.73

Diluted income per share	$0.66	$0.73

Basic weighted average shares outstanding	173,119	178,104

Diluted weighted average shares outstanding	174,455	180,331

See “Limitation of Financial Information Included Herein” in the second paragraph of this press release

APOLLO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	November 30,	August 31,
(Dollars in thousands)	2006	2006 (1)

Assets:
Current assets
Cash and cash equivalents	$426,159	$309,058
Restricted cash	252,361	238,267
Marketable securities	37,946	45,978
Receivables, net	186,550	163,910
Income taxes receivable	—	3,105
Deferred tax assets, net	17,708	15,095
Other current assets	21,718	18,611

	942,442	794,024
Property and equipment, net	338,601	327,364
Marketable securities	48,652	53,692
Cost in excess of fair value of assets purchased, net	51,234	37,096
Deferred tax assets, net	38,313	32,441
Other assets (includes receivable from related party of $15,996 and $15,758 at November 30, 2006 and August 31, 2006, respectively)	30,914	30,202

	$1,450,156	$1,274,819

Liabilities and Shareholders’ Equity:
Current liabilities
Current portion of long-term liabilities	$21,710	$22,449
Accounts payable	38,625	61,290
Accrued liabilities	85,840	69,813
Income taxes payable	60,729	—
Student deposits and current portion of deferred revenue	389,742	389,950

	596,646	543,502
Deferred tuition revenue, less current portion	327	384
Long-term liabilities, less current portion	76,952	80,106

Total liabilities	673,925	623,992

Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value, 1,000,000 shares authorized; none issued
Apollo Education Group Class A nonvoting common stock, no par value, 400,000,000 shares authorized; 188,004,000 issued at November 30, 2006 and August 31, 2006, and 172,702,000 and 172,555,000 outstanding at November 30, 2006 and August 31, 2006, respectively	103	103
Apollo Education Group Class B voting common stock, no par value, 3,000,000 shares authorized; 475,000 issued and outstanding at November 30, 2006 and August 31, 2006	1	1
Additional paid-in capital	—	—
Apollo Education Group Class A treasury stock, at cost, 15,449,000 and 15,302,000 shares at November 30, 2006 and August 31, 2006, respectively	(1,044,010)	(1,054,046)
Retained earnings	1,821,573	1,706,426

Accumulated other comprehensive loss	(1,436)	(1,657)

	776,231	650,827

Total liabilities and shareholders’ equity	$1,450,156	$1,274,819

(1) Adjusted from the December 14, 2006 press release to reflect (a) an increase of $34M in the bad debt reserves, and (b) to conform certain reclassifications to the November 30, 2006 presentation.
See “Limitation of Financial Information Included Herein” in the second paragraph of this press release

APOLLO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended
	November 30,
(In thousands)	2006	2005

Cash flows provided by operating activities:
Net income	$115,641	$130,774
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	4,944	5,813
Depreciation and amortization	16,997	16,647
Amortization of investment premiums	57	403
Provision for uncollectible accounts	25,115	20,093
Deferred income taxes	(8,485)	(6,379)
Excess tax benefits from stock-based compensation	—	(7,874)
Cash received for tenant improvements	10	1,546
Non-cash early occupancy expense	—	85
Changes in certain assets and liabilities:
Receivables	(47,754)	(19,546)
Other assets	(3,604)	1,716
Accounts payable and accrued liabilities	(11,681)	4,089
Income taxes	64,082	79,888
Student deposits and deferred revenue	(265)	(12,994)
Other liabilities	(836)	1,350

Net cash provided by operating activities	154,221	215,611

Cash flows provided by (used for) investing activities:
Purchase of marketable securities	(212,900)	(187,120)
Maturities of marketable securities	225,915	279,075
Purchase of restricted securities	(143,375)	(341,691)
Maturities of restricted securities	145,346	342,081
Other change in restricted securities	(16,065)	—
Net additions to property and equipment	(25,190)	(20,837)
Purchase of other assets	(342)	(939)
Purchase of Insight Schools, net of cash acquired	(15,079)	—

Net cash provided by (used for) investing activities	(41,690)	70,569

Cash flows provided by (used for) financing activities:
Purchase of Apollo Education Group Class A common stock	—	(285,915)
Issuance of Apollo Eduation Group Class A common stock	4,349	11,705
Excess tax benefits from stock-based compensation	—	7,874

Net cash provided by (used for) financing activities	4,349	(266,336)

Currency translation gain (loss)	221	(121)

Net increase in cash and cash equivalents	117,101	19,723
Cash and cash equivalents at beginning of period	309,058	145,607

Cash and cash equivalents at end of period	$426,159	$165,330

Supplemental disclosure of non-cash investing activities
Tenant improvement allowances	$458	$4,610
Purchases of property and equipment included in accounts payable	$4,608	$7,458
See “Limitation of Financial Information Included Herein” in the second paragraph of this press release

APOLLO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED SUPPLEMENTAL OPERATING EXPENSE DETAIL
(Unaudited)
     Instructional Costs and Services Detail

				Percent of Revenues
	For the Three Months Ended			For the Three Months Ended
	November 30,			November 30,
(In millions)	2006	2005		2006	2005

Employee compensation and related expenses	$106.5	$89.2	(1)	15.9%	14.2%
Stock-based compensation	2.9	2.8		0.4%	0.4%
Faculty compensation	57.5	53.3		8.6%	8.5%
Classroom lease expenses and depreciation	49.8	46.9		7.5%	7.5%
Financial aid processing costs	14.7	12.8		2.2%	2.0%
Bad debt expense	25.1	20.1		3.8%	3.2%
Other instructional costs and services	40.5	36.5	(1)	6.1%	5.8%

Instructional costs and services	$297.0	$261.6		44.5%	41.6%

(1) A portion of the prior period employee compensation expense was reclassed to other instructional costs and services for consistency and comparability between periods.
Selling and Promotion Expense Detail

			Percent of Revenues
	For the Three Months Ended		For the Three Months Ended
	November 30,		November 30,
(In millions)	2006	2005	2006	2005

Enrollment advisors’ compensation and related expenses	$75.7	$56.8	11.3%	9.0%
Stock-based compensation	0.7	0.5	0.1%	0.1%
Advertising	65.3	56.5	9.8%	9.0%
Other selling and promotional expenses	13.3	14.3	2.0%	2.3%

Selling and promotional expenses	$155.0	$128.1	23.2%	20.4%

General and Administrative Expense Detail

			Percent of Revenues
	For the Three Months Ended		For the Three Months Ended
	November 30,		November 30,
(In millions)	2006	2005	2006	2005

Employee compensation and related expenses	$12.8	$11.3	1.9%	1.8%
Stock-based compensation	1.4	2.5	0.2%	0.4%
Legal, audit, and corporate insurance	4.4	2.4	0.7%	0.4%
Administrative space and depreciation	6.4	5.5	1.0%	0.9%
Other general and administrative expenses	7.5	6.6	1.1%	1.0%

General and administrative expenses	$32.5	$28.3	4.9%	4.5%

See “Limitation of Financial Information Included Herein” in the second paragraph of this press release
Investor Relations Contact: Janess Pasinski ~ Apollo Group, Inc. ~ (480) 557-1719 ~ janess@apollogrp.edu
Press Contact: Ayla Dickey ~ Apollo Group, Inc. ~ (480) 557-2952 ~ ayla.dickey@apollogrp.edu